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                                                                 August 5, 1998

Saratoga Beverage Group, Inc.
11 Geyser Road
Saratoga Springs, New York  12866

Ladies and Gentlemen:

              On the date hereof, Saratoga Beverage Group, Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") relating to 150,000 shares (the "Shares") of Class A common stock, par value $.01 per share, of the Company ("Common Stock"), that may be issued from time to time upon the exercise of options granted pursuant to the Amended and Restated Saratoga Beverage Group, Inc. 1993 Stock Option Plan (the "Amended 1993 Plan"), which shares of Common Stock are in addition to 466,000 shares of Common Stock previously registered with respect to the Amended 1993 Plan. This opinion is an exhibit to the Registration Statement.

              We have acted as counsel to the Company with respect to certain corporate and securities matters and, in such capacity, we are familiar with the various corporate and other proceedings taken by or on behalf of the Company with respect to the proposed offer and sale of the Shares as contemplated by the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company. We have examined copies of the Company's Certificate of Incorporation, its by-laws as presently in effect, minutes of meetings of its directors, stockholders and committees and such other documents and instruments relating to the Company and the proposed offering of the Shares as we have deemed necessary under the circumstances, in each case signed, certified or otherwise proven to our satisfaction to be genuine. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

              We note that we are members of the Bar of the State of New York and that we are not admitted to the Bar in the State of Delaware. To the extent that the opinions expressed herein involve the law of the State of Delaware, such opinions are based solely upon our reading of the Delaware General Corporation Law as reported by Corporation Service Company Legal and Financial Services, without any investigation of the legal decisions or other statutory provisions in effect in such state that may relate to the opinions expressed herein.

              Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares to be issued upon the exercise of options granted pursuant to the Amended 1993 Plan have been duly authorized and (subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws),




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Saratoga Beverage Group, Inc.
August 5, 1998
Page 2


when issued in accordance with the terms of the Amended 1993 Plan and any option agreements executed pursuant thereto, will be legally and validly issued, fully paid and non-assessable.

              It should be understood that nothing in this opinion is intended to apply to any disposition of any Shares which any participant in the Amended 1993 Plan might propose to make.

              We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.

              This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent, and no party other than you is entitled to rely on it. This opinion is rendered to you as of the date hereof and we undertake no obligation to advise you of any change, whether legal or factual, after the date hereof.

                                     Very truly yours,

                      /s/    SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

                             SWIDLER BERLIN SHEREFF FRIEDMAN, LLP


SBSF, LLP:CIW:GA:AMF